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                              EXHIBIT 21.1

                             SUBSIDIARIES


                     ENCAD INTERNATIONAL INCORPORATED
           (FOREIGN SALES CORPORATION IN U.S. VIRGIN ISLANDS)


                          ENCAD EUROPE, S.A.
                           (SALES OFFICE)

                              ENCAD Ltd.
                            (SALES OFFICE)

                             ENCAD GmbH
                            (SALES OFFICE)